CERTIFICATE OF MERGER
                                          OF
                              PERISCOPE SPORTSWEAR, INC.
                               (A DELAWARE CORPORATION)
                                         INTO
                               GIANT PS/ACQ CORPORATION
                               (A DELAWARE CORPORATION)

                             (Pursuant to Section 251 of
                the General Corporation Law of the State of Delaware)


               The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

               1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") are as follows:

                    NAME                          STATE OF INCORPORATION
                    ----                          ----------------------

               Periscope Sportswear, Inc.              Delaware
               GIANT PS/ACQ Corporation                Delaware

               2. An Agreement and Plan of Merger, dated as of December 4, 1998, among the Constituent Corporations and the other party thereto has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL").

               3. The name of the surviving corporation of the Merger is GIANT PS/ACQ Corporation (the "Surviving Corporation").

               4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation except that Article ONE thereof shall be amended to read in its entirety as follows:

               "1:  The name of the corporation is Periscope
               Sportswear, Inc. (the "Corporation")."

               5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation.
          The address of the principal place of business of the Surviving Corporation is 1407 Broadway, Suite 620, New York, New York 10018.

               6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of either Constituent Corporation.

               7. The Agreement and Plan of Merger was approved and adopted by the stockholders of each of the Constituent
          Corporations by written consent given in accordance with the provisions of Section 228 of the DGCL.

               8. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.

               IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 11th day of December, 1998.
                           ----

                                        GIANT PS/ACQ CORPORATION



                                        By:      /s/ David Gotterer
                                           -------------------------------
                                           Name:  David Gotterer
                                           Title:    Vice Chairman


                                        PERISCOPE SPORTSWEAR, INC.



                                        By:      /s/ Glenn Sands
                                           -------------------------------
                                           Name:  Glenn Sands
                                           Title:    President